EXHIBIT 11(a)

                             KPMG Peat Marwick LLP
                              4200 Norwest Center
                            90 South Seventh Street
                             Minneapolis, MN 55402

                         Independent Auditors' Consent

The Board of Directors
First American Investment Funds, Inc.:

We consent to the use of our report dated November 3, 1995 incorporated by reference herein and to the references to our Firm under the headings
"FINANCIAL HIGHLIGHTS" in Part A of this Registration Statement and "Custodian; Transfer Agent; Counsel; Accountants" in the Statement of Additional Information which is incorporated by reference herein.

                              /s/ KPMG Peat Marwick LLP

                                  KPMG Peat Marwick LLP

Minneapolis, Minnesota
December 29, 1995